UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2025

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 W 57th St, #33B New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 5, 2025, DarioHealth Corp. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to its existing credit agreement (the “Callodine Loan Facility”), with the financial institutions party thereto from time to time as lenders and Callodine Commercial Finance, LLC (in its capacity as agent for all lenders, and collectively with other lenders, “Lenders” and each a “Lender”).

Among other things, the Credit Agreement Amendment provides for (i) a reset of financial covenants and waives financial-covenant testing for the second and third quarters of 2025; (ii) the replacement of the existing minimum cash covenant to a $10,000,000 minimum consolidated unencumbered liquid assets covenant; (iii) a monthly 13-week cash-flow reporting requirement when liquidity is below $11,000,000 (subject to a certain EBITDA exception); (iv) a clarification that an additional funding of $2,500,000 by the Lenders is uncommitted and at the Lenders’ discretion; and (v) an increase in the exit fee by an additional $150,000 (which may be waived if a change-of-control prepayment fee is triggered). The Company paid an amendment fee of $150,000 to Callodine Commercial Finance, LLC.

In connection with the Credit Agreement Amendment, on November 5, 2025, the Company also amended and restated the warrants (the “Warrant Amendment”) issued to the Lenders upon the execution of the Callodine Loan Facility, to reduce the exercise price of the Lender Warrants from $ 16.556 (post reverse stock split) to $15.3495 per share as well as to reduce the conversion price of up to $2,500,000 of the Callodine Loan Facility from $19.866 (post reverse stock split) to $15.3495.

The foregoing description of the terms of the Credit Agreement Amendment and the Warrant Amendment are not intended to be complete and are qualified in their entirety by reference to the Credit Agreement Amendment and the Warrant Amendment, copies of which are attached hereto as Exhibit 10.1 and 4.1, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1^	Form of Amended and Restated Warrant.
10.1^	Credit Agreement Amendment, dated November 5, 2025, by and among the Company, as borrower, Callodine Commercial Finance, LLC, as agent and lender, and the financial institutions party thereto from time to time as lenders.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

^ Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to DarioHealth Corp. if publicly disclosed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2025	DARIOHEALTH CORP.

	By:	/s/ Chen Franco-Yehuda
		Name:	Chen Franco-Yehuda
		Title:	Chief Financial Officer, Treasurer and Secretary